EXHIBIT 4.7

                          SECURE COMPUTING CORPORATION
                              AMENDED AND RESTATED
                             1995 OMNIBUS STOCK PLAN


         1. AMENDMENT OF EXISTING PLANS; PURPOSE. This Secure Computing Corporation Amended and Restated 1995 Omnibus Stock Plan (the "Plan") amends and restates in their entirety the Secure Computing Corporation 1989 Incentive Stock Option Plan and the Secure Computing Corporation 1994 Nonqualified Stock Option Plan (the "Prior Plans"). The purpose of the Plan is to motivate key personnel, including non-employee directors, to produce a superior return to the stockholders of Secure Computing Corporation by offering such personnel an opportunity to realize Stock appreciation, by facilitating Stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability by providing an attractive capital accumulation opportunity.

         2. DEFINITIONS AND RULES OF CONSTRUCTION. The capitalized terms used in this Plan have the meanings, and certain rules of construction are, set forth in the list of defined terms attached to this Plan as Exhibit A.

         3. ADMINISTRATION.

                  3.1 AUTHORITY OF COMMITTEE. The Committee shall administer the Plan. Solely for purposes of determining and administering Awards to Employees who are not then subject to the reporting requirements of
         Section 16 of the Exchange Act, the Committee may delegate all or any portion of its authority under the Plan to persons who are not Non-Employee Directors. The Committee shall have exclusive power to make Awards, to determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award. Each Award shall be subject to an Agreement authorized by the Committee. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the power to establish regulations to administer the Plan and to change such regulations.

                  3.2 AWARDS TO OUTSIDE DIRECTORS. Notwithstanding any contrary provisions of the Plan, the granting, terms, conditions and eligibility requirements of Awards granted to Outside Directors under Section 9.3 of the Plan are governed solely by the provisions of the Plan pertaining thereto, and the Committee shall have no discretion with respect to the granting of such Awards or to alter or amend any terms, conditions or eligibility requirements of such Awards to Outside Directors.

                  3.3 INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations.

         4. SHARES AVAILABLE UNDER THE PLAN.

                  4.1 SHARES AVAILABLE. The number of Shares available for distribution under the Plan shall not exceed 7,744,131 (subject to adjustment pursuant to Section 17 hereof). Any Shares subject to the terms and conditions of an Award under this Plan which are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan. However, Shares with respect to which a Stock Appreciation Right has been exercised (in cash or in Stock) may

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         not again be awarded under this Plan.

                  4.2 CONDITIONAL ISSUANCES. If the Plan is amended at any time subject to stockholder approval, then the Committee may, in accordance with the terms and conditions of the Plan, grant Awards on a conditional basis, subject to such approval by the stockholders of the Company not later than the next annual meeting of the stockholders of the Company following the date of such conditional grant. Any Award granted on a conditional basis shall not be exercisable unless and until the amendment to the Plan is approved by the stockholders of the Company. If such an amendment is not approved by the stockholders at the next annual meeting of stockholders of the Company following the conditional grant, then the conditional grant shall be canceled.

         5. ELIGIBILITY. Except as otherwise provided in Section 9.3 hereof, the granting of Awards to Employees is solely at the discretion of the Committee.

         6. GENERAL TERMS OF AWARDS.

                  6.1 AMOUNT OF AWARD. Each Agreement shall set forth the number of Shares of Restricted Stock, other Stock or Performance Units subject to such Agreement, or the number of Shares to which the Option subject to such Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to such Agreement is to be determined, as the case may be. The Maximum Annual Employee Grant shall not exceed 750,000 Shares (subject to adjustment pursuant to Section 16 hereof).

                  6.2 TERM. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Option, Stock Appreciation Right or Restricted Stock or the Performance Cycle for the Performance Units, as the case may be. An Agreement may permit acceleration of the commencement of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include without limitation acceleration resulting from the occurrence of an Event, Fundamental Change, or in the event of the Participant's death or Retirement. Acceleration of the Performance Cycle of Performance Units shall be subject to Section 12.2.

                  6.3 TRANSFERABILITY. During the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant's legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to an Award of Performance Units. No Award of Restricted Stock (prior to the expiration of the restrictions), Options, Stock Appreciation Rights or Performance Units may be sold, assigned, transferred, exchanged or otherwise encumbered other than pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder, and any attempt to do so shall be of no effect; provided, however, that any Participant may transfer a Non-Statutory Stock Option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the Agreement with respect to such Options, which must be approved by the Committee, expressly so provides either at the time of initial grant or by amendment to an outstanding Agreement and (ii) the Participant does not receive any consideration for the transfer. Any Options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such Options immediately prior to their transfer and may be exercised by such transferee as and to the extent that such Option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable Agreement. For purposes of any provision of this Plan relating to notice to a Participant or to

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         vesting or termination of an Option upon the death, Total and Permanent
         Disability or termination of employment of a Participant, the references to "Participant" shall mean the original grantee of an Option and not any transferee. Notwithstanding the immediately preceding sentence, an Agreement may provide that the Award subject to the Agreement shall be transferable to a Successor in the event of a Participant's death.

                  6.4 TERMINATION OF EMPLOYMENT. For any Participant who is an employee of the Company, no Option or Stock Appreciation Right may be exercised by the Participant, all Restricted Stock held by the Participant shall be forfeited and no payment with respect to Performance Units for which the applicable Performance Cycle has not been completed shall be made (i) upon the expiration of the three-month period (or such other time period as the Committee may, in its sole discretion, determine) following the date the Participant's employment by the Company ceases, including cessation of employment because of death, Retirement, or Total and Permanent Disability, or (ii) if applicable, the date of breach by a Participant of any provision of the Key Employment Agreement or of the Secure Computing Corporation Employment Agreement by and between the Company and Participant, except as, and to the extent, provided in Section 9.3 or in the Agreement applicable to that Award or, such other date as the Committee may, in its sole discretion, determine. An Award may be exercised by, or paid to, the Successor of a Participant following the death of such Participant to the extent, and during the period of time, if any, provided in the applicable Agreement.

         7. RESTRICTED STOCK AWARDS. An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. Except as otherwise provided in the applicable Agreement, each Stock certificate issued in respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from such certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement. The Agreement shall describe the terms and conditions by which the restrictions upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions, stock certificates free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or his Successor. A Participant with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

         8. STOCK AWARDS. Awards of Stock without restrictions may be made.

         9. STOCK OPTIONS.

                  9.1 TERMS OF ALL OPTIONS. An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. Only Non-Statutory Stock Options may be granted to Employees who are not employees of the Company or an Affiliate. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 50% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale as payment of the purchase price of such Shares. The purchase price may be payable in cash, in Stock having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Stock being purchased



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         pursuant to the Option, or a combination thereof, as determined by the
         Committee and provided in the Agreement. Provided, however, that a person exercising an Option shall not be permitted to pay any portion of the purchase price with Stock if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its expiration date. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

                  9.2 INCENTIVE STOCK OPTIONS. In addition to the other terms and conditions applicable to all Options:

                           (i) the aggregate Fair Market Value (determined as of
                  the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

                           (ii) the purchase price of Shares covered by
                  Incentive Stock Options must not be less than 100% of the Fair Market Value of the Shares on the date of grant;

                           (iii) an Incentive Stock Option shall not be
                  exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option; and

                           (iv) if the Participant owns, or is deemed under
                  Section 424(d) of the Code to own, stock of the Company or of any Affiliate possessing more than ten percent (10%) of the total combined voting power of all classes of stock therein at the time the Incentive Stock Option is granted:

                                    (a) the purchase price of the Shares covered
                           by the Incentive Stock Option must not be less than 110% of the Fair Market Value of Shares on the date of grant; and

                                    (b) the Term of the Incentive Stock Option
                           must not be greater than five years from the date of grant.

                           (v) the Agreement covering an Incentive Stock Option
                  shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option.

                  9.3 OUTSIDE DIRECTOR OPTIONS.

                           (i) Beginning with the Annual Meeting of Stockholders
                  to be held during calendar year 1996 and for every Annual Meeting of Stockholders thereafter during the term of this Plan, each person serving as an Outside Director of the Company immediately following such Annual Meeting shall be granted, by virtue of serving as an Outside Director of the Company, a Non-Statutory Stock Option. The date of such Annual Meeting shall be the date of grant for options granted pursuant to this Section 9.3(i). The number of Shares covered by each such option shall be 4,375 (subject to adjustment



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                  pursuant to Section 17 hereof). Each person who is elected to be an Outside Director between Annual Meetings of Stockholders shall also be granted a Non-Statutory Stock Option. The date such person is elected to be an Outside Director of the Company (the "Date of Election") by the Board shall be the date of grant for such option granted pursuant to this subsection 9.3(i). The number of Shares covered by each such option shall be 4,375 (subject to adjustment pursuant to Section 17 hereof) multiplied by a fraction, the numerator of which shall be 12 minus the number of whole 30-day months that have elapsed from the date of the most recent Annual Meeting of Stockholders to the Date of Election of such Outside Director, and the denominator of which shall be 12.

                           (ii) Director Options shall vest and become
                  exercisable on the date of the Annual Meeting next following the grant of Director Options. Notwithstanding the foregoing, Director Options shall vest and become immediately exercisable in full upon the occurrence of any Event or upon the death of an Outside Director. Director Options shall expire at the 10-year anniversary of the date of grant.

                           (iii) The purchase price of each Share subject to a
                  Director Option pursuant to this Section 9.3 shall be 100% of the Fair Market Value of a Share as of the date of grant. Notwithstanding anything to the contrary stated in this Plan, for purposes of this Section 9.3 and the definition of Fair Market Value in Exhibit A attached hereto, each Director Option shall be deemed conclusively to have been granted prior to close of the applicable securities exchange or system on the date of grant. An Outside Director may exercise a Director Option using as payment any form of consideration provided for in Section 9.1 hereof, which form of payment shall be within the sole discretion of the Outside Director, notwithstanding anything stated in Section 9.1 hereof.

                           (iv) Director Options shall be evidenced by an
                  agreement signed on behalf of the Company by an officer thereof which only incorporates by reference the terms of this Plan.

                           (v) Unless the Director Option shall have expired, in
                  the event of an Outside Director's death, the Director Option granted to such Outside Director shall be transferable to the beneficiary, if any, designated by the Outside Director in writing to the Company prior to the Outside Director's death and such beneficiary shall succeed to the rights of the Outside Director to the extent permitted by law. If no such designation of a beneficiary has been made, the Outside Director's legal representative shall succeed to the Director Option, which shall be transferable by will or pursuant to the laws of descent and distribution.

         10. SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become Employees of the Company or a subsidiary of the Company, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board (or the Committee) at the time of the grant may deem appropriate to conform, in whole or in part,



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to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are Incentive Stock Options, no such variation shall be permitted which affects the status of any such substitute Option as an "incentive stock option" under Section 422 of the Code.

         11. STOCK APPRECIATION RIGHTS. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected and exercise of the connected Option cancels the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. Notwithstanding anything to the contrary stated in the Plan, no Stock Appreciation Right shall be exercisable prior to six months from the date of grant except in the event of the death or Total and Permanent Disability of the Participant. No Stock Appreciation Right shall be exercisable at any time after its expiration date. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant (or to his Successor) shall be made at such time or times as shall be provided in the Agreement in the form of cash, Stock or a combination of cash and Stock as determined by the Committee and provided in the Agreement. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right.

         12. PERFORMANCE UNITS.

                  12.1 INITIAL AWARD. An Award of Performance Units under the Plan shall entitle the Participant (or a Successor) to future payments of cash, Stock or a combination of cash and Stock, as determined by the Committee and provided in the Agreement, based upon the achievement of pre-established performance targets. Such performance targets may, but need not, include without limitation targets relating to one or more of corporate, group, unit, Affiliate or individual performance. With respect to those Employees who are "covered employees" within the meaning of Section 162(m) of the Code and the regulations thereunder, such performance targets shall consist of one or any combination of two or more of revenue, revenue per employee, earnings before income tax (profit before taxes), earnings before interest and income tax, net earnings (profits after tax), earnings per employee, tangible, controllable or total asset turnover, earnings per share, operating income, total shareholder return, market share, return on equity, before- or after-tax return on net assets, distribution expense, inventory turnover, or economic value added, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, Affiliate or individual performance. The Agreement may establish that a portion of a full or maximum amount of a Participant's Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment. Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

                  12.2 ACCELERATION AND ADJUSTMENT. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance



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         targets and payments with respect to some or all of the Performance
         Units awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may but need not include without limitation an Event, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant's title or employment responsibilities, the Participant's death or Retirement or, with respect to payments in Stock with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Section 16.

         13. EFFECTIVE DATE OF THE PLAN.

                  13.1 EFFECTIVE DATE. The Plan shall become effective as of September 15, 1995, provided that the Plan is approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the stockholders of the Company no later than October 31, 1995. The Plan shall govern all options issued and outstanding under each of the Prior Plans for all purposes and shall govern all Agreements respecting options issued and outstanding under each of the Prior Plans for all purposes.

                  13.2 DURATION OF THE PLAN. The Plan shall remain in effect until all Stock subject to it shall be distributed or until all Awards have expired or lapsed, or the Plan is terminated pursuant to Section
         15. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted.

         14. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate the employment of the Participant with or without cause.

         15. TAX WITHHOLDING. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Stock under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes. In lieu of all or any part of such a cash payment from a person receiving Stock under the Plan, the Committee may permit the individual to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the individual's full FICA and Medicare, and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to him or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

         16. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may at any time terminate, suspend or modify the Plan; provided, however, that amendments are subject to approval of the stockholders of the Company if such approval is necessary to maintain the Plan in compliance with the requirements of Exchange Act Rule 16b-3, Code Section 422, their successor provisions or any other applicable law or regulation. No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant (or his legal representative) or any Successor under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 11.2 or Section 16 does not



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adversely affect any right.

         17. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. Appropriate adjustments in the aggregate number and type of Shares available for Awards under the Plan, in the Maximum Annual Employee Grant, in the number and type of Shares subject to Director Options thereafter issued and in the number and type of Shares and amount of cash subject to Awards then outstanding, in the Option price as to any outstanding Options and, subject to Section 12.2, in outstanding Performance Units and payments with respect to outstanding Performance Units may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares of the Company through a Fundamental Change (subject to Section 18), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole share.

         18. FUNDAMENTAL CHANGE. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

                  a. if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation to be issuable upon the exercise of Options or used to calculate payments upon the exercise of Stock Appreciation Rights, in lieu of options, stock appreciation rights and capital stock of the Company; or

                  b. at least 30 days prior to the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as hereinafter defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right that has been outstanding for at least six months and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise his Option as to all or any part of the Shares covered thereby or his Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 18(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 18(b) if such Option or Stock Appreciation Right shall have expired pursuant to the Agreement. For purposes of this Section only, "Fair Market Value" per Share shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by



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         the stockholders of the Company upon the occurrence of the Fundamental
         Change, notwithstanding anything to the contrary provided in the Plan.

         19. UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.

         20. OTHER BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

         21. BENEFICIARY UPON PARTICIPANT'S DEATH. To the extent that the transfer of a Participant's Award at his death is permitted under an Agreement,
(i) a Participant's Award shall be transferable at his death to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law. If no such designation of a beneficiary has been made, the Participant's legal representative shall succeed to the Awards which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted under an Agreement.

         22. GOVERNING LAW. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed accordingly.



                                                                       EXHIBIT A

                          SECURE COMPUTING CORPORATION
                              AMENDED AND RESTATED
                             1995 OMNIBUS STOCK PLAN

                     DEFINED TERMS AND RULES OF CONSTRUCTION


1.       DEFINITIONS.

         Set forth below are the meanings of certain terms used in this Plan.

                  a. "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Section 424(e) and (f) of the Code, or any successor provision.

                  b. "Agreement" means a written contract entered into between the Company or an Affiliate and a Participant containing the terms and conditions of an Award in such form and not inconsistent with this Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law.

                  c. "Award" means a grant made under this Plan (including Awards made under the Prior Plans) in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units or Stock.



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                  d. "Board" means the Board of Directors of the Company.

                  e. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  f. "Committee" means three or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.

                  g. "Company" means Secure Computing Corporation, a Delaware corporation, or any successor to substantially all of its businesses.

                  h. "Director" means a director of the Company.

                  i. "Director Fees" means the annual retainer fees paid to a Director.

                  j. "Director Option" means a Non-Statutory Stock Option granted to an Outside Director under Section 9.3 hereof.

                  k. "Effective Date" means the date specified in Section 13.1 hereof.

                  l. "Employee" means any salaried employee, officer, director, contractor or advisor to or representative of the Company or any Affiliate thereof, whether or not such person is an employee of the Company within the meaning of the Code; provided, however, that salaried employees of the Company or its Affiliates within the meaning of the Code (including any such employee who is also an officer or director of the Company or any Affiliate thereof) shall be the only persons eligible to receive Options intended to constitute Incentive Stock Options. References in this Plan to "employment" and related terms shall mean the providing of services in the capacity as director, contractor or other advisor to or representative of the Company.

                  m. "Event" means any of the following; provided, however, that no Event shall be deemed to have occurred unless and until a majority of the directors constituting the Incumbent Board (as defined below) shall have declared that an Event has occurred:

                           (1) The acquisition by any individual, entity or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 20% (except for acquisitions by any individual, entity or group that, prior to the effectiveness of this Plan, owns 20% or more of any class of capital stock of the Company) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute an Event:

                                    (A) any acquisition of voting securities of
                           the Company directly from the Company,

                                    (B) any acquisition of voting securities of
                           the Company by the Company or any of its wholly owned Subsidiaries,

                                    (C) any acquisition of voting securities of
                           the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any



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                           of its Subsidiaries, or

                                    (D) any acquisition by any corporation with
                           respect to which, immediately following such acquisition, more than 60% of respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                           (2) Individuals who, as of the Effective Date,
                  constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11;

                           (3) Approval by the stockholders of the Company of a
                  reorganization, merger, consolidation or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                           (4) Approval by the stockholders of the Company of
                  (i) a complete liquidation or dissolution of the Company or
                  (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as was their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

         Notwithstanding the above, an Event shall not be deemed to occur with respect to a recipient of an Award if the acquisition of the 20% or greater interest referred to in paragraph (1) is by a group, acting in concert, that includes that recipient or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or sale or other disposition of assets referred to in paragraphs (3) or (4) by a group, acting in concert, that includes that recipient. Furthermore, the merger of the Company with and into its wholly owned subsidiary, SCC of Delaware, Inc., a Delaware corporation (to be renamed Secure Computing Corporation) shall not be deemed to be an Event.

                  n. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  o. "Fair Market Value" as of any date means, unless otherwise expressly provided in the Plan:

                           (i) the closing price of a Share on the date
                  immediately preceding that date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred,

                                    (A) on the composite tape for New York Stock
                           Exchange listed shares, or

                                    (B) if the Shares are not quoted on the
                           composite tape for New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or

                                    (C) if the Shares are not listed on any such
                           exchange, on the Nasdaq National Market, or

                           (ii) if clause (i) is inapplicable, the mean between
                  the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the NASDAQ System or any system then in use, or

                           (iii) if clauses (i) and (ii) are inapplicable, what
                  the Committee determines in good faith to be 100% of the fair market value of a Share on that date.

         However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the "date immediately preceding that date" shall be deemed to be references to "that date". In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 17.

                  p. "Fundamental Change" shall mean a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

                  q. "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor to said section.

                  r. "Maximum Annual Employee Grant" means the maximum number of Shares subject to Options that may be awarded to any one Employee in any fiscal year of the Company.

                  s. "Non-Employee Director" means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(i) or any successor definition.

                  t. "Non-Statutory Stock Option" means an Option other than an Incentive Stock Option.

                  u. "Option" means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

                  v. "Outside Director" means a Director who is not an employee of the Company or any Affiliate.

                  w. "Participant" means an Employee or an Outside Director to whom an Award is made.

                  x. "Performance Cycle" means the period of time as specified in an Agreement over which Performance Units are to be earned.

                  y. "Performance Units" means an Award made pursuant to Section 12.

                  z. "Plan" means this Secure Computing Corporation Amended and Restated 1995 Omnibus Stock Plan, as amended from time to time.

                  aa. "Prior Plans" means the Secure Computing Corporation 1994 Nonqualified Stock Option Plan and the Secure Computing Corporation 1989 Incentive Stock Option Plan.

                  bb. "Restricted Stock" means Stock granted under Section 7 (but not including Stock granted under the Prior Plans) so long as such Stock remains subject to such restrictions.

                  cc. "Retirement" as applied to a Participant, means (i) until such time as the Company adopts an employee pension benefit plan (as that term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974), termination of employment with the Company at any time upon or after attaining age 65; (ii) after adoption by the Company of an employee pension benefit plan, termination of employment with the Company at a time when the Participant is eligible for normal retirement under such a plan, as amended from time to time, or any successor plan thereto.

                  dd. "Share" means a share of Stock.

                  ee. "Stock" means the common stock, $.01 par value per share (as such par value may be adjusted from time to time), of the Company.

                  ff. "Stock Appreciation Right" means an Award granted under
         Section 10.

                  gg. "Subsidiary" means a "subsidiary corporation", as that term is defined in Code Section 424(f) or any successor provision.

                  hh. "Successor" means the legal representative of the estate of a deceased Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award or of forms submitted by the Participant to the Committee pursuant to Section 21, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash or Shares issuable in satisfaction of an Award in the event of a Participant's death.

                  ii. "Term" means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock are in effect.

                  jj. "Total and Permanent Disability" as applied to a Participant, means disability within the meaning of Section 22(e)(3) of the Code or any successor provision.


2.       GENDER AND NUMBER.


         Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.